UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

GrowBlox Sciences, Inc.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	333-382580 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)
___________________________

4700 Millenia Blvd, Suite 175
Orlando, FL 32829
Phone: (844) 843-2569
Fax: (866) 929-5122

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

Signature Exploration and Production Corp.
(Former name, former address and former fiscal year, if changed since last report)

ITEM 3.02 Unregistered Sales of Equity Securities.

On March 13, 2014, the Registrant (hereinafter the “Company”), entered into a definitive agreement (the “Agreement”) with Mr. Craig Ellins for the acquisition of assets (the “Assets”) to be used in the legal production and use of cannabis. The Agreement between Mr. Ellins and the Company was filed with an 8-K on March 19, 2014.  In accordance with the Agreement, Mr. Ellins was issued an additional four million shares upon the completion of a minimum of $1,000,000 in  proceeds to the Company from fund raising on May 1, 2014.  The shares were issued pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.  As of May 2, 2014, the Company has 13,705,598 shares issued and outstanding.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GrowBlox Sciences, Inc.

Dated: May 2, 2014                                                                             By:___/s/ Steven Weldon______________
Steven Weldon
Chief  Financial Officer and Director